Exhibit 99.1

Conference Call and Webcast

Today, November 1, 2023 at 11:00 a.m. ET

877-407-4018 or 201-689-8471, conference ID 13742084 or

www.bbgi.com

Replay information provided below

CONTACT:
B. Caroline Beasley	Joseph Jaffoni, Jennifer Neuman
Chief Executive Officer	JCIR
Beasley Broadcast Group, Inc.	212/835-8500 or bbgi@jcir.com
239/263-5000 or ir@bbgi.com

BEASLEY BROADCAST GROUP REPORTS THIRD QUARTER REVENUE OF $60.1 MILLION

9.1% Digital Revenue Growth with Digital Accounting for 18.6% of Quarterly Revenue;

Third Quarter Net Loss of $67.5 Million, Inclusive of $88.8 million of Non-Cash Impairment Losses,

and Adjusted EBITDA of $5.5 Million

NAPLES, Florida, November 1, 2023 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a multi-platform media company, today announced operating results for the three-month period ended September 30, 2023. For further information, the Company has posted a presentation to its website regarding the third quarter highlights and accomplishments that management will review on today’s conference call.

Summary of Third Quarter and Nine Months Results

In millions, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenue	$60.1	$63.8	$181.4	$184.4
Operating income (loss) [1]	(85.5)	4.7	(89.6)	(2.6)
Net income (loss) [1]	(67.5)	0.5	(81.5)	(17.5)
Net income (loss) per diluted share [1]	(2.25)	0.02	(2.73)	(0.60)
Adjusted EBITDA (non-GAAP)	$5.5	$7.2	$15.9	$15.3

1.
Operating loss, net loss and net loss per diluted share in the three and nine months ended September 30, 2023 reflect $88.8 million and $98.8 million, respectively, of non-cash impairment losses. Operating loss, net loss and net loss per diluted share in the nine months ended September 30, 2022 includes $10.5 million of non-cash impairment losses. Excluding the third quarter 2023 impairment losses of $88.8 million, Beasley would have reported operating income of $3.3 million in the third quarter of 2023 compared to operating income of $4.7 million in the third quarter of 2022.

Net revenue during the three months ended September 30, 2023 reflects a year-over-year decrease in cyclical political advertising and commercial advertising, related to continued softness in the agency business, partially offset by growth in digital advertising and other revenue.

Despite the year-over-year decrease in operating expenses and corporate expenses of 2.7% and 12.5%, respectively, Beasley reported a 2023 third quarter operating loss of $85.5 million compared to operating income of $4.7 million in the third quarter of 2022. The third quarter 2023 operating loss largely reflects the impact of $88.8 million of non-cash impairment losses, primarily due to an increase in the discount rate due to certain risks associated with the U.S. economy and a decrease in the projected revenues used in the discounted cash flow analyses to estimate the fair value of FCC licenses and goodwill. Excluding the third quarter 2023 impairment losses of $88.8 million, Beasley’s operating income was $3.3 million compared to operating income of $4.7 million in the third quarter of 2022.

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Beasley Broadcast Group, 11/1/23	page 2

Beasley reported a net loss of $67.5 million, or $2.25 per diluted share, in the three months ended September 30, 2023, compared to net income of $0.5 million, or $0.02 per diluted share, in the three months ended September 30, 2022. The 2023 third quarter net loss was primarily due to the aforementioned non-cash impairment losses.

Adjusted EBITDA (a non-GAAP financial measure) was $5.5 million in the third quarter of 2023 compared to $7.2 million in the third quarter of 2022. The year-over-year decrease is primarily attributable to lower net revenue compared to the prior year period.

Please refer to the “Calculation of Adjusted EBITDA” and “Reconciliation of Net Income (Loss) to Adjusted EBITDA” tables at the end of this release.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “Beasley’s third quarter financial results reflect the well-publicized economic challenges and continued advertising market softness which we outlined in the prior quarters. While we saw sequential month-over-month improvement in our advertising revenue performance from August to September, our net revenues for the 2023 third quarter decreased 5.8% year-over-year, or 3.2% when excluding the year-over-year decrease in political advertising revenue of $1.9 million. Importantly, Beasley’s ongoing expense management, revenue diversification and new business initiatives resulted in lower operating expenses and healthy growth across our digital, network and other revenue sources, and we generated third quarter adjusted EBITDA of $5.5 million.

“Similar to recent quarters, Beasley delivered strong digital revenue growth of 9.1% year-over-year, with digital revenue representing 18.6% of total third quarter revenue. Our continued strong digital revenue growth has moved us to within a few basis points of reaching the bottom end of our goal of digital revenue accounting for 20% to 30% of total revenue, and we remain laser focused on this initiative as a means to diversify our revenue in a cash flow positive manner. Our dedicated sales teams continue to leverage the tremendous audience reach and engagement of our local multi-platform content to attract new advertisers, resulting in a 22% increase in new local business revenue growth for the third quarter. Additionally, the actions we have taken to reduce our cost structure resulted in third quarter operating and corporate expenses decreases of 2.7% and 12.5%, respectively.

“In addition to our expense reduction and revenue diversification initiatives, Beasley also remained committed to enhancing financial flexibility and cash flows through debt reduction. Subsequent to quarter end, we completed the sale of substantially all of the assets used in the operations of WJBR-FM in Wilmington for $5.0 million and used 100% of the sale proceeds, along with cash on hand, to repurchase another $10 million of our senior secured notes at a discount. We have reduced debt by $13.0 million year-to-date, strengthening our balance sheet and lowering quarterly interest expense. We remain focused on enhancing our cash flows and expect to generate positive cash flow in the 2023 fourth quarter.

“In summary, we believe our third quarter financial performance demonstrates that our digital transformation and revenue diversification strategies continue to gain momentum and our initiatives focused on lowering operating expenses and reducing debt are positioning Beasley to generate increased and more diversified cash flows in future periods. Looking ahead, as has always been the case for non-election years, we expect fourth quarter revenues to be somewhat impacted by the absence of cyclical political advertising. While we plan to offset some of this expected softness through continued growth in digital and new business, we are hopeful that the overall advertising environment will improve in the fourth quarter and continue to closely monitor the economy.”

Conference Call and Webcast Information

The Company will host a conference call and webcast today, November 1, 2023, at 11:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial 877-407-4018 or 201-689-8471, conference ID 13742084 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

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Beasley Broadcast Group, 11/1/23	page 3

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 9:00 a.m. ET on Wednesday, November 1, 2023. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

About Beasley Broadcast Group

Beasley Broadcast Group, Inc. (www.bbgi.com) was founded in 1961 by George G. Beasley and owns 59 AM and FM stations in 13 large- and mid-size markets in the United States. Beasley radio stations reach over 30 million unique consumers weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email. For more information, please visit www.bbgi.com.

For further information, or to receive future Beasley Broadcast Group news announcements via e-mail, please contact Beasley Broadcast Group, at 239-263-5000 or email@bbgi.com, or Joseph Jaffoni, JCIR, at 212-835-8500 or bbgi@jcir.com.

Definitions

EBITDA is defined as net income (loss) before interest income or expense, income tax expense or benefit, depreciation, and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain, non-operating or other items that we believe are not indicative of the performance of our ongoing operations, such as impairment losses, other income or expense, or equity in earnings of unconsolidated affiliates. See “Reconciliation of Net Income (Loss) to Adjusted EBITDA” for additional information.

Adjusted EBITDA can also be calculated as net revenue less operating and corporate expenses. We define operating expenses as cost of services and selling, general and administrative expenses. Corporate expenses include general and administrative expenses and certain other income and expense items not allocated to the operating segments.

Adjusted EBITDA is a measure widely used in the media industry. The Company recognizes that because Adjusted EBITDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. However, management believes that Adjusted EBITDA provides meaningful information to investors because it is an important measure of how effectively we operate our business and assists investors in comparing our operating performance with that of other media companies.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “looking ahead,” “intends,” “believes,” “expects,” “seek,” “will,” “should” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Key risks are described in the Company’s reports filed with the Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•
external economic forces and conditions that could have a material adverse impact on our advertising revenues and results of operations;
•
the ability of our stations to compete effectively in their respective markets for advertising revenues;
•
our ability to develop compelling and differentiated digital content, products and services;
•
audience acceptance of our content, particularly our audio programs;
•
our ability to respond to changes in technology, standards and services that affect the audio industry;

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Beasley Broadcast Group, 11/1/23	page 4

•
our dependence on federally issued licenses subject to extensive federal regulation;
•
actions by the FCC or new legislation affecting the audio industry;
•
increases to royalties we pay to copyright owners or the adoption of legislation requiring royalties to be paid to record labels and recording artists;
•
our dependence on selected market clusters of stations for a material portion of our net revenue;
•
credit risk on our accounts receivable;
•
the risk that our FCC licenses and/or goodwill could become impaired;
•
our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;
•
the potential effects of hurricanes on our corporate offices and stations;
•
the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming;
•
disruptions or security breaches of our information technology infrastructure and information systems;
•
the loss of key personnel;
•
our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations;
•
the fact that our Company is controlled by the Beasley family, which creates difficulties for any attempt to gain control of our Company;
•
the Company's ability to comply with the continued listing standards of the Nasdaq Global Market; and
•
other economic, business, competitive, and regulatory factors affecting our businesses, including those set forth in our filings with the SEC.

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of November 1, 2023 and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

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Beasley Broadcast Group, 11/1/23	page 5

BEASLEY BROADCAST GROUP, INC.

Condensed Consolidated Statements of Comprehensive Loss - Unaudited

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
Net revenue	$60,119,757	$63,823,288	$181,360,600	$184,354,006
Operating expenses:
Operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	50,117,044	51,511,699	152,098,261	155,147,840
Corporate expenses (including stock-based compensation)	4,493,277	5,132,362	13,381,403	13,933,292
Depreciation and amortization	2,201,664	2,456,646	6,626,974	7,423,648
FCC licenses impairment losses	78,204,065	—	88,245,065	4,619,772
Goodwill impairment losses	10,582,360	—	10,582,360	5,856,551
Total operating expenses	145,598,410	59,100,707	270,934,063	186,981,103
Operating income (loss)	(85,478,653)	4,722,581	(89,573,463)	(2,627,097)
Non-operating income (expense):
Interest expense	(6,445,746)	(6,621,540)	(19,764,067)	(20,293,794)
Other income, net	1,106,918	1,166,430	1,684,168	1,357,512
Loss before income taxes	(90,817,481)	(732,529)	(107,653,362)	(21,563,379)
Income tax benefit	(23,299,388)	(1,252,669)	(26,285,207)	(3,874,646)
Income (loss) before equity in earnings of unconsolidated affiliates	(67,518,093)	520,140	(81,368,155)	(17,688,733)
Equity in earnings of unconsolidated affiliates, net of tax	(18,744)	(22,072)	(135,877)	141,154
Net income (loss)	$(67,536,837)	$498,068	$(81,504,032)	$(17,547,579)
Basic and diluted net income (loss) per share	$(2.25)	$0.02	$(2.73)	$(0.60)
Basic common shares outstanding	29,962,613	29,546,324	29,867,820	29,445,998
Diluted common shares outstanding	29,962,613	29,715,361	29,867,820	29,445,998

Selected Balance Sheet Data - Unaudited

(in thousands)

	September 30,	December 31,
	2023	2022
Cash and cash equivalents	$29,665	$39,535
Working capital	42,973	48,966
Total assets	594,381	714,943
Long-term debt, net of unamortized debt issuance costs	283,612	285,473
Stockholders' equity	$142,448	$223,489

Selected Statement of Cash Flows Data – Unaudited

	Nine months ended
	September 30,
	2023	2022
Net cash provided by (used in) operating activities	$(5,004,885)	$2,291,387
Net cash used in investing activities	(2,810,716)	(12,033,625)
Net cash used in financing activities	(2,053,588)	(8,787,536)
Net decrease in cash and cash equivalents	$(9,869,189)	$(18,529,774)

Calculation of Adjusted EBITDA – Unaudited

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
Net revenue	$60,119,757	$63,823,288	$181,360,600	$184,354,006
Operating expenses	(50,117,044)	(51,511,699)	(152,098,261)	(155,147,840)
Corporate expenses	(4,493,277)	(5,132,362)	(13,381,403)	(13,933,292)
Adjusted EBITDA	$5,509,436	$7,179,227	$15,880,936	$15,272,874

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Beasley Broadcast Group, 11/1/23	page 6

Reconciliation of Net Income (Loss) to Adjusted EBITDA – Unaudited

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income (loss)	$(67,536,837)	$498,068	$(81,504,032)	$(17,547,579)
Interest expense	6,445,746	6,621,540	19,764,067	20,293,794
Income tax benefit	(23,299,388)	(1,252,669)	(26,285,207)	(3,874,646)
Depreciation and amortization	2,201,664	2,456,646	6,626,974	7,423,648
EBITDA	(82,188,815)	8,323,585	(81,398,198)	6,295,217
FCC licenses impairment losses	78,204,065	—	88,245,065	4,619,772
Goodwill impairment losses	10,582,360	—	10,582,360	5,856,551
Other income, net	(1,106,918)	(1,166,430)	(1,684,168)	(1,357,512)
Equity in earnings of unconsolidated affiliates, net of tax	18,744	22,072	135,877	(141,154)
Adjusted EBITDA	$5,509,436	$7,179,227	$15,880,936	$15,272,874

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